Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 16, 2016

CLARCOR REPORTS FIRST QUARTER
FINANCIAL RESULTS

Unaudited First Quarter 2016 Highlights
(Amounts in millions, except per share data and percentages)

	First Quarter Ended
	2/27/16	2/28/15	Change
Net sales	$ 316.3	$ 351.1	-10%
Operating profit	32.0	39.2	-18%
Net earnings - CLC	21.2	26.7	-21%
Diluted EPS	$ 0.43	$ 0.53	-19%
Operating margin	10.1%	11.2%	-1.1 pts

FRANKLIN, TN, Wednesday, March 16, 2016-CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share of $0.43 in the first quarter of 2016 declined $0.10 from the first quarter of 2015. This decline primarily resulted from an approximate $0.08 reduction from weaker year-over-year end-markets in the Engine/Mobile Filtration segment, an approximate $0.01 reduction from upfront expenses for cost reduction initiatives incurred in the first quarter of 2016 in our Industrial/Environmental Filtration segment and an approximate $0.01 reduction from the third quarter 2015 disposition of the packaging business, J.L. Clark, which was sold in June 2015. Excluding the impact of these upfront expenses for cost reduction initiatives and the disposition of J.L. Clark, non-GAAP adjusted diluted earnings per share were $0.44 in the first quarter of 2016 as compared to $0.52 in the first quarter of 2015, as reflected in the table on the next page.

To allow investors to better compare and evaluate our historical financial performance, we are also presenting non-GAAP adjusted financial results in the table following this paragraph. Non-GAAP adjusted financial results for the first quarter of 2016 exclude $0.8 million of upfront expenses for cost reduction initiatives in our Industrial/Environmental Filtration segment. Non-GAAP adjusted financial results for the first quarter of 2015 exclude operational results for J.L. Clark. Please refer to pages 11 through 12 of this earnings release for reconciliations and additional information with respect to these non-GAAP adjusted financial results.

Non-GAAP Adjusted Financial Results:

	First Quarter Ended
	2/27/16	2/28/15	Change
Adjusted net sales	$ 316.3	$ 335.4	-6%
Adjusted operating profit	32.7	38.8	-16%
Adjusted net earnings - CLC	21.7	26.4	-18%
Adjusted diluted EPS	$ 0.44	$ 0.52	-15%
Adjusted operating margin	10.3%	11.6%	-1.3 pts
Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented,
“Although financial results exceeded our expectations heading into the quarter, net sales and earnings fell short of last year’s first quarter. Much of the challenging end-market dynamics we experienced in the second half of 2015 continued in this year’s first quarter, notably weak demand for heavy-duty, off-road fuel filtration products sold into the agricultural and construction equipment markets and lower capital vessel activity in the natural gas filtration market. Total adjusted net sales declined 6%, including 3% from challenges in both of these end-markets and an additional 3% from lower year-over-year average foreign currency exchange rates. As a result of lower adjusted net sales and related lower fixed cost absorption primarily in our Engine/Mobile Filtration segment, adjusted operating margin declined approximately 1.3 percentage points from the first quarter of 2015.

“The $10 million, or 7%, decline in net sales in our Engine/Mobile Filtration segment from last year’s first quarter was partially driven by lower average foreign currency exchange rates which negatively influenced net sales by $3 million, or 3%. The remaining $7 million reduction was primarily due to a $4 million, or 17%, decline in off-road, fuel filtration product sales to the agricultural and construction equipment markets and a $4 million reduction in net sales to other filtration companies. Although demand visibility in our off-road fuel filtration markets remains challenging, we believe that the sales momentum in these markets has somewhat stabilized from the end of last year. We believe lower year-over-year product sales to other filtration companies is an indication of broader macroeconomic dynamics impacting many industrial companies, generally, and filtration companies, in particular.

“The $9 million, or 5%, net sales reduction in our Industrial/Environmental Filtration segment from last year’s first quarter was partially driven by lower foreign currency exchange rates which negatively influenced net sales by $6 million, or 3%. The remaining $3 million reduction from last year’s first quarter was the result of lower industrial air and natural gas filtration sales partially offset by an increase in gas turbine and HVAC filtration sales. Natural gas filtration sales declined approximately $7 million, or 12%, as lower year-over-year capital vessel sales were offset by an increase in aftermarket filtration sales. We had anticipated a more significant year-over-year first quarter net sales reduction into our natural gas filtration market based upon continuing challenging market dynamics in the oil & gas industry; however, first quarter net sales were positively influenced by the timing of several capital vessel shipments that were previously scheduled for the second quarter. Net sales into our gas turbine filtration market increased $4 million, or 23%, from last year’s first quarter with both first-fit and aftermarket sales increasing in excess of 20%.

“Our 10.3% first quarter adjusted operating margin declined 1.3 percentage points from last year’s first quarter including 0.9 percentage points from lower adjusted gross margin percentage and 0.4 percentage points from higher selling and administrative expenses as a percentage of net sales. Adjusted operating margin in our Engine/Mobile Filtration segment declined 2.9 percentage points primarily related to a 7% net sales reduction and concurrent lower absorption of fixed manufacturing and selling and administrative expenses. Adjusted operating margin in our Industrial/Environmental Filtration segment increased 0.2 percentage points, despite a 5% reduction in net sales, primarily due to profitability improvement initiatives at our industrial air and HVAC filtration businesses. We estimate that previously announced cost reduction initiatives--including reducing headcount, removing discretionary selling and administrative expenses and leveraging purchasing and logistics spending--reduced first quarter consolidated costs by approximately $4.5 million from last year’s first quarter. Additional upfront expenses for cost reduction initiatives of $0.8 million recognized in our Industrial/Environmental Filtration segment in the first quarter of 2016 were primarily related to severance and other employee termination payments pursuant to a reduction-in-force in our natural gas business in Europe and lease termination payments related to our exit from a smaller natural gas filtration vessel manufacturing facility in Australia. We believe we are on track to realize approximately $20.0 million of cost savings in 2016 as a result of implemented cost reduction initiatives, and we continue to evaluate other cost reduction initiatives--including potential facility consolidations--which we believe would likely favorably impact costs beginning in fiscal year 2017.

“Despite the focus on cost reduction which was motivated by external market pressures first experienced in the second half of 2015, we continue to invest in initiatives critical to drive long-term strategic sales and profitability growth. These strategic initiatives include our investments in information technology, research and development capabilities and our implementation of the CLARCOR Management System, which incorporates the principles of Lean and continuous improvement. Some of our continuous improvement progress is evident with our success in reducing working capital and increasing cash generated from operations. In part due to lower working capital, we generated in excess of $60.0 million of cash from operations in the first quarter, over $40.0 million more than last year’s first quarter. With a portion of this cash generated in the first quarter, we returned $31.0 million to shareholders through the repurchase of common stock at an average price of $46. Despite recent market pressures and the necessary attention to cost reduction initiatives, we intend to continue to invest in our long-term strategic initiatives including continuous improvement with a strong focus on cash generation.”

2016 Guidance

We are maintaining our consolidated diluted earnings per share guidance between $2.60 and $2.80 and our consolidated net sales guidance between $1,375 million and $1,415 million. We are reducing our consolidated operating margin guidance range from 14.2% to 14.8% in our previous guidance to the range of 14.1% to 14.7%. Our 2016 diluted earnings per share guidance does not include costs that we may incur in 2016 related to any potential facility consolidations or any other restructuring or cost savings initiatives (including the $0.8 million in upfront expenses from cost reduction initiatives incurred in the first quarter of 2016 noted above).

Our 2016 expected net sales and operating margin by reporting segment and on a consolidated basis (with 2015 consolidated net sales adjusted to remove net sales from the J.L. Clark business and 2016 operating margin adjusted to exclude the expenses related to restructuring and cost savings initiatives similarly excluded from our diluted earnings per share guidance as noted on the previous page) are as follows:

	2016 Estimated Sales Decline	2016 Estimated Operating Margin

Engine/Mobile Filtration	-6.5% to -2.5%	18.0% to 18.6%
Industrial/Environmental Filtration	-3.0% to -1.0%	11.4% to 12.0%
CLARCOR	-4.5% to -1.5%	14.1% to 14.7%

Consolidated and reporting segment sales guidance for 2016 remains unchanged from our previous guidance. However, the composition of expected 2016 net sales in several markets within our Industrial/Environmental Filtration segment have shifted from our previous guidance including the addition of projected sales of approximately $12 million pursuant to the acquisition of TDC Filter Manufacturing, Inc. (“TDC”), which we acquired on January 29, 2016. We have reduced 2016 projected sales in this reporting segment by an offsetting amount of approximately $12 million as a result of expected continued pressures in our natural gas and industrial air filtration markets.

Our 2016 earnings guidance includes approximately $8.0 million of net interest and other expense. We continue to project 2016 cash from operations to be between $200 million and $220 million as we anticipate generating approximately $15 million from lower working capital due to specific initiatives intended to optimize inventory, accounts receivable and accounts payable. We expect capital expenditures to be between $45 million and $55 million, our effective tax rate to be between 31.0% and 31.5%, and 49.1 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the first quarter 2016 results at 10:00 a.m. CT on March 17, 2016. Interested parties can listen to the conference call at www.clarcor.com or http://public.viavid.com/index.php?id=118310. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 4465856. The replay will be available through March 31, 2016 by telephone and for 30 days on the internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future performance and results of operations, including the anticipated 2016 performance of the Company and each of its segments, our projections with respect to 2016 sales expectations and 2016 operating margin for the Company and each of its segments, our projections with respect to 2016 diluted earnings per share, our projections with respect to 2016 consolidated net sales and consolidated operating margin; our projections with respect to 2016 cash from operations, 2016 capital expenditures, 2016 effective tax rate, 2016 interest expense and 2016 average diluted shares outstanding; statements regarding potential additional costs we may incur related to the implementation of various restructuring and cost reduction initiatives; statements regarding our lower expected year-over-year sales in off-road fuel filtration sales; statements regarding our belief that we are on track to realize approximately $20.0 million of cost benefit in fiscal 2016 as a result of implemented cost reduction initiatives; statements regarding our belief that other cost reduction initiatives, including potential facility consolidations, would likely favorably impact costs beginning in fiscal year 2017; statements regarding our intent to continue to invest in long-term strategic initiatives including continuous improvement with a focus on cash generation; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including, but not limited to, risks associated with global and national macroeconomic pressures, trends with respect to the health of the markets we serve including with respect to challenging market conditions in various markets in the Engine/Mobile Filtration segment and the Industrial/Environmental Filtration segment, our ability to execute upon long-term strategic growth initiatives, our ability to execute upon cost reduction and/or restructuring initiatives (including that the costs associated with such initiatives may be greater than anticipated, that we may be unable to realize anticipated cost savings or other contemplated benefits in connection with such initiatives, and that such initiatives may have an adverse impact on our performance), customer concentration issues in certain geographic locations and in respect of certain of our businesses, our ability to integrate the businesses we have acquired, currency fluctuations, particularly increases or decreases in the U.S. dollar against other currencies, commodity price increases and/or limited availability of raw materials and component products, including steel, compliance costs associated with environmental laws and regulations, political factors, our international operations, highly competitive markets, governmental laws and regulations, potential information systems interruptions and intrusions, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks and other factors, changes in accounting standards or adoption of new accounting standards, adverse effects of natural disasters, legal challenges with respect to intellectual property, product liability exposure, changes in tax rates or exposure to additional income tax liabilities, potential labor disruptions, the risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2015 filed on January 22, 2016, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2016 UNAUDITED FIRST QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended
	February 27, 2016	February 28, 2015
Net sales	$316,272	$351,123
Cost of sales	215,371	238,148

Gross profit	100,901	112,975

Selling and administrative expenses	68,942	73,782

Operating profit	31,959	39,193

Other income (expense):
Interest expense	(2,112)	(1,071)
Interest income	129	141
Other, net	514	(116)
	(1,469)	(1,046)

Earnings before income taxes	30,490	38,147

Provision for income taxes	9,300	11,410

Net earnings	21,190	26,737

Net earnings attributable to noncontrolling interests, net of tax	(27)	(28)

Net earnings attributable to CLARCOR Inc.	$21,163	$26,709

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.43	$0.53
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.43	$0.53

Weighted average number of shares outstanding - Basic	48,803,049	50,255,915
Weighted average number of shares outstanding - Diluted	49,104,325	50,792,483

Dividends paid per share	$0.2200	$0.2000

CLARCOR INC. 2016 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	February 27, 2016	November 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$104,633	$101,529
Accounts receivable, less allowance for losses of $14,404 and $14,765, respectively	237,824	258,280
Inventories	277,239	274,825
Income taxes receivable	5,339	3,781
Prepaid expenses and other current assets	19,264	26,380
Total current assets	644,299	664,795

Plant assets, at cost, less accumulated depreciation of $292,558 and $286,335, respectively	297,146	301,019
Asset held for sale	533	533
Goodwill	504,755	506,265
Acquired intangible assets, less accumulated amortization	321,855	329,155
Deferred income taxes	3,373	3,651
Other noncurrent assets	10,296	13,038
Total assets	$1,782,257	$1,818,456
LIABILITIES
Current liabilities:
Current portion of long-term debt	$10,299	$7,788
Accounts payable	85,343	87,546
Accrued liabilities	94,493	106,410
Income taxes payable	1,878	1,956
Total current liabilities	192,013	203,700

Long-term debt, less current portion	395,841	397,368
Long-term pension and postretirement healthcare benefits liabilities	31,096	31,577
Deferred income taxes	71,406	64,908
Other long-term liabilities	9,507	10,438
Total liabilities	699,863	707,991

SHAREHOLDERS' EQUITY
Capital stock	48,500	49,111
Capital in excess of par value	—	—
Accumulated other comprehensive loss	(99,509)	(88,052)
Retained earnings	1,132,562	1,148,510
Total CLARCOR Inc. equity	1,081,553	1,109,569
Noncontrolling interests	841	896
Total shareholders' equity	1,082,394	1,110,465
Total liabilities and shareholders' equity	$1,782,257	$1,818,456

CLARCOR INC. 2016 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	February 27, 2016	February 28, 2015
Cash flows from operating activities:
Net earnings	$21,190	$26,737
Depreciation	7,883	7,744
Amortization	6,150	6,256
Other noncash items	142	79
Net loss on disposition of plant assets	388	49
Stock-based compensation expense	2,366	3,147
Excess tax benefit from stock-based compensation	(38)	(600)
Changes in assets and liabilities	22,901	(24,806)
Net cash provided by operating activities	60,982	18,606

Cash flows from investing activities:
Restricted cash	(51)	—
Business acquisitions, net of cash acquired	(10,914)	(20,881)
Additions to plant assets	(8,485)	(21,007)
Proceeds from disposition of plant assets	5	56
Net cash used in investing activities	(19,445)	(41,832)

Cash flows from financing activities:
Net borrowings on revolving credit facility	1,000	28,000
Payments on long-term debt	(72)	—
Sale of capital stock under stock option and employee purchase plans	1,470	3,462
Payments for repurchase of common stock	(31,006)	(7,949)
Excess tax benefit from stock-based compensation	38	600
Dividend paid to noncontrolling interests	—	(206)
Cash dividends paid	(10,750)	(10,068)
Net cash (used in) provided by financing activities	(39,320)	13,839
Net effect of exchange rate changes on cash	887	(324)
Net change in cash and cash equivalents	3,104	(9,711)
Cash and cash equivalents, beginning of period	101,529	94,064
Cash and cash equivalents, end of period	$104,633	$84,353

Cash paid during the period for:
Interest	$1,653	$1,201
Income taxes, net of refunds	$2,948	$3,638

CLARCOR INC. 2016 UNAUDITED FIRST QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended
	February 27, 2016	February 28, 2015
Net sales by segment:
Engine/Mobile Filtration	$134,554	$144,458
Industrial/Environmental Filtration	181,718	190,916
Packaging	—	15,749
	$316,272	$351,123

Operating profit by segment:
Engine/Mobile Filtration	$19,067	$24,746
Industrial/Environmental Filtration	12,892	14,008
Packaging	—	439
	$31,959	$39,193

Operating margin by segment:
Engine/Mobile Filtration	14.2%	17.1%
Industrial/Environmental Filtration	7.1%	7.3%
Packaging	—%	2.8%
	10.1%	11.2%

CLARCOR INC. 2016 UNAUDITED FIRST QUARTER RESULTS, continued
Reconciliation of First Quarter 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended February 27, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended February 27, 2016 non-GAAP financial measures provided in this release exclude upfront expenses for cost reduction initiatives including lease termination payments related to our exit of a natural gas filtration vessel manufacturing facility in Australia and severance and other employee termination benefit costs pursuant to a reduction in force in our natural gas filtration business in Europe. Although these financial measures excluding these costs in the quarter ended February 27, 2016 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these costs provides a more comparable measure of the changes in these financial measures for the quarter ended February 27, 2016 compared to the quarter ended February 28, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Quarter 2016 GAAP	Upfront Expenses for Cost Reduction Initiatives		First Quarter 2016 Non-GAAP Adjusted

Net sales	$316,272	$—		$316,272
Cost of sales	215,371	(726)	[1]	214,645
Gross profit	100,901	726		101,627
Selling and administrative expenses	68,942	(33)	[1]	68,909
Operating profit	31,959	759		32,718
Other income (expense):
Interest expense	(2,112)	—		(2,112)
Interest income	129	—		129
Other, net	514	—		514
	(1,469)	—		(1,469)
Earnings before income taxes	30,490	759		31,249
Provision for income taxes	9,300	273		9,573
Net earnings	21,190	486		21,676
Net earnings attributable to
noncontrolling interests, net of tax	(27)	—		(27)
Net earnings attributable to
CLARCOR Inc.	$21,163	$486		$21,649
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.43	$0.01		$0.44
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.43	$0.01		$0.44
Gross margin percentage	31.9%	0.2%		32.1%
Selling and administrative expenses as a percentage of net sales	21.8%	0.0%		21.8%
Operating margin	10.1%	0.2%		10.3%

1 - Upfront expenses for cost reduction initiatives incurred in the first quarter of 2016 as noted above.

CLARCOR INC. 2016 UNAUDITED FIRST QUARTER RESULTS, continued
Reconciliation of First Quarter 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended February 28, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended February 28, 2015 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding the financial results of our J.L. Clark packaging business in the quarter ended February 28, 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of the financial results of our J.L. Clark packaging business provides a more comparable measure of the changes in these financial measures for the quarter ended February 28, 2015 compared to the quarter ended February 27, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Quarter 2015 GAAP	J.L. Clark Disposition		First Quarter 2015 Non-GAAP Adjusted

Net sales	$351,123	$(15,749)	[1]	$335,374
Cost of sales	238,148	(13,422)	[1]	224,726
Gross profit	112,975	(2,327)		110,648
Selling and administrative expenses	73,782	(1,888)	[1]	71,894
Operating profit	39,193	(439)		38,754
Other income (expense):
Interest expense	(1,071)	—		(1,071)
Interest income	141	—		141
Other, net	(116)	—		(116)
	(1,046)	—		(1,046)
Earnings before income taxes	38,147	(439)		37,708
Provision for income taxes	11,410	(152)		11,258
Net earnings	26,737	(287)		26,450
Net earnings attributable to
noncontrolling interests, net of tax	(28)	—		(28)
Net earnings attributable to
CLARCOR Inc.	$26,709	$(287)		$26,422
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.53	$(0.01)		$0.52
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.53	$(0.01)		$0.52
Gross margin percentage	32.2%	0.8%		33.0%
Selling and administrative expenses as a percentage of net sales	21.0%	0.4%		21.4%
Operating margin	11.2%	0.4%		11.6%

1 - First quarter 2015 J.L. Clark results.